UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2010

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-11321 (Commission File Number)	11-2580136 (I.R.S. Employer Identification No.)

Six International Drive, Suite 190

Rye Brook, New York  10573

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 30, 2010, Universal American Corp. (the “Company”) entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”) with CVS Caremark Corporation, a Delaware corporation (“CVS Caremark”), and Ulysses Merger Sub, L.L.C., a New York limited liability company and an indirect wholly-owned subsidiary of CVS Caremark (“Merger Sub”), and (ii) a Separation Agreement (the “Separation Agreement”) with Ulysses Spin Corp., a newly-formed Delaware corporation and a wholly-owned subsidiary of the Company (“Newco”).

The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger as a direct or indirect wholly-owned subsidiary of CVS Caremark.  As of immediately prior to the Merger (i) Newco and its subsidiaries will own all of the Company’s businesses other than its Medicare Prescription Drug business, which other businesses include its Medicare Advantage and Traditional Insurance businesses and (ii) the Company and its subsidiaries (other than Newco and its subsidiaries) will own all of the Company’s Medicare Prescription Drug business (the “Separation” and together with the Merger and related transactions, the “Transactions”).  Pursuant to the terms of the Merger Agreement, the Company’s shareholders will receive in the aggregate (i) $1.25 billion (subject to adjustment as described below) and (ii) all of the outstanding shares of common stock of Newco (the issuance of such shares of Newco, the “Split-Off”).

After giving effect to the Merger and the Split-Off, CVS Caremark will have acquired the Company’s Medicare Prescription Drug business, and the Company’s non-Medicare Prescription Drug businesses will be owned and operated by Newco as an independent, publicly-traded company owned by the shareholders of the Company as of the effective time of the Merger.

Merger Agreement

Under the terms of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company and each share of Series A preferred stock, par value $1.00 per share, of the Company (calculated on an as-converted basis) issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive (i) one share of common stock, par value $0.01 per share, of Newco and (ii) a per share portion of cash consideration to be paid by CVS Caremark as determined prior to the effective time of the Merger in accordance with a formula set forth in the Merger Agreement and described below.

The aggregate cash consideration payable by CVS Caremark in the Merger will initially equal $1.25 billion and will be increased by the amount of excess capital in the entities that operate the Medicare Prescription Drug business as of December 31, 2010 (estimated at $150 million), and decreased by (i) the Company’s outstanding indebtedness and trust preferred securities (estimated at $340 million) and (ii) certain other amounts, including transaction-related expenses.  The resulting aggregate cash consideration will be distributed pro rata to the holders of the Company’s common stock as of the effective time of the Merger and Company shareholders are expected to receive approximately $12.80 per share to $13.00 per share in cash.

Consummation of the Transactions, which the boards of directors of the Company and CVS Caremark have unanimously approved, is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by holders of 66 2/3% of the outstanding shares of common stock, (ii) the completion of the Separation, (iii) the effectiveness of the registration statement relating to the common stock of Newco, (iv) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (v) the absence of any law, order or injunction prohibiting the Merger and (vi) the receipt of certain required regulatory consents. In addition, CVS Caremark’s obligation to consummate the Merger is conditioned on no material adverse effect having occurred relating to the Company’s Medicare Prescription Drug business. Subject to the fulfillment of these conditions, the Transactions are expected to close by the end of the second quarter of 2011.

The Merger Agreement generally prohibits the Company from soliciting or encouraging Takeover Proposals (as defined in the Merger Agreement) or, subject to certain exceptions that permit the Company’s board of directors to comply with its fiduciary duties, providing information to or engaging in discussions or negotiations with third parties regarding any such Takeover Proposals.  Subject to certain conditions, the board of directors of the Company may change its recommendation to the Company’s shareholders in favor of the Merger in response to a Superior Proposal (as defined in the Merger Agreement) but may not terminate the Merger Agreement to enter into such Superior Proposal unless and until the Merger is voted down by the Company’s shareholders.

The Merger Agreement contains certain customary termination rights for each of the Company and CVS Caremark, including the ability by either party to terminate the Merger Agreement in the event that (i) a meeting of the Company’s shareholders has been held and the requisite approval of shareholders has not been obtained or (ii) the Merger is not consummated by December 31, 2011.  If the Merger Agreement is terminated under certain circumstances (including if the Merger Agreement is terminated by CVS Caremark in the event that the board of directors of the Company has changed its recommendation to the Company’s shareholders in favor of the Merger in response to a Superior Proposal), the Company will be required to pay CVS Caremark a termination fee of $36 million and reimburse CVS Caremark for its out-of-pocket transaction-related expenses up to $5 million.

The Merger Agreement contains customary representations, warranties and covenants, including covenants with respect to confidentiality, cooperation in obtaining regulatory approvals and shareholder approval, the conduct of the Medicare Prescription Drug business in the ordinary course consistent with past practices and other restrictions on the operation of the Medicare Prescription Drug business prior to the consummation of the Merger, public announcements, cooperation with respect to dealings with certain third parties and similar matters. In addition, the Separation Agreement requires the Company to operate each of the Medicare Prescription Drug business and the non-Medicare Prescription Drug business as a “closed system” prior to the effective time of the Merger, which generally means that each such business will be operated and the accounting shall be such that all balance sheet, income statement and cash flow items attributable to either business will be solely for the account of such business.

Concurrently with the execution of the Merger Agreement, CVS Caremark entered into Voting Agreements (collectively, the “Voting Agreements”) dated as of December 30, 2010 with Capital Z Partners, Lee-Universal Holdings, LLC, Perry Corp., Welsh, Carson, Anderson & Stowe X, L.P.,

Richard A. Barasch, the Chairman and Chief Executive Officer of the Company, and certain of their respective affiliates (the “Covered Shareholders”).  Pursuant to the Voting Agreements, at any meeting of the Company’s shareholders, or in connection with any written consent of the Company’s shareholders, the Covered Shareholders must vote their shares of Company common stock (which represent, in the aggregate, approximately 55% of the Company’s outstanding common stock as of December 30, 2010) in favor of the Merger and against any alternative proposals regarding the sale of the Company.  However, if the Company’s board of directors changes its recommendation to the Company’s shareholders in favor of the Merger in connection with a Superior Proposal, the aggregate number of shares held by the Covered Shareholders that are subject to the Voting Agreements will be reduced to 45% of the Company’s outstanding common stock in the aggregate.  The Voting Agreements will terminate upon the earlier of (i) the termination of the Merger Agreement and (ii) the effective time of the Merger.

Separation Agreement

The Separation Agreement sets forth the steps necessary to effect the Separation and the principal post-closing arrangements between the Company and Newco.  Under the terms of the Separation Agreement and the Ancillary Agreements (as defined below), at the effective time of the Merger (i) all of the assets and liabilities of the Company primarily relating to the Company’s non-Medicare Prescription Drug business will be held by Newco and its subsidiaries and (ii) all of the assets and liabilities of the Company primarily related to its Medicare Prescription Drug business will be retained by the Company and its subsidiaries (other than Newco and its subsidiaries).

The Company will be obligated to indemnify and hold harmless Newco after the closing of the Transactions for all liabilities primarily related to the Medicare Prescription Drug business, and Newco will be obligated to indemnify and hold harmless the Company after the closing of the Transactions for all liabilities not primarily related to the Medicare Prescription Drug business (including liabilities resulting from the Separation).

Tax Matters Agreement

At or prior to the effective time of the Merger, the Company and Newco will enter into a Tax Matters Agreement (the “TMA”) to govern the relationship between the Company and Newco with respect to tax matters after the Separation.  The TMA will include customary covenants between the parties regarding, among other things, (i) the tax treatment of the Transactions, (ii) amended tax returns and (iii) cooperation as to tax matters.

Pursuant to the terms of the TMA, Newco will be entitled to receive any tax refund generated by carrying back tax losses generated in the Separation to prior years and any tax benefit CVS Caremark receives as a result of carrying forward those losses to tax years after the closing. CVS Caremark will have the right to hold back some or all of  the amounts required to be paid to Newco until the expiration of the applicable statute of limitations.  After the consummation of the Transactions, subject to certain conditions, CVS Caremark and the Company will be required to cooperate with Newco in filing the necessary tax returns to receive such refunds.

Other Ancillary Agreements

In connection with the entry by the Company into the Merger Agreement and the Separation Agreement, at the closing of the Transactions, the Company has agreed (i) to cause certain subsidiaries of Newco to enter into a reinsurance agreement with Pennsylvania Life Insurance Company to reinsure all of its non-Medicare Prescription Drug business, (ii) to cause certain subsidiaries of Newco to enter into a pharmacy benefits management agreement with an affiliate of CVS Caremark pursuant to which CVS Caremark will provide pharmacy benefits management services to Newco’s Medicare Advantage business at pricing substantially consistent with the pricing currently being paid by the Company’s Medicare Advantage business, (iii) to enter into a customary transition services agreement with Newco to provide to, and receive from, Newco certain transition services and (iv) to cause its wholly-owned subsidiary, American Progressive Life & Health Insurance Company of New York (“American Progressive”), to enter into a customary novation agreement with an affiliate of CVS Caremark to novate all of American Progressive’s Medicare Prescription Drug members to such CVS Caremark affiliate and to enter a customary reinsurance agreement with respect to such business with respect to the period from the effective time of the Merger to the effective date of the Novation (collectively, the “Ancillary Agreements”).

The foregoing descriptions of the Merger Agreement, the Separation Agreement, the Tax Matters Agreement and the Ancillary Agreements do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of such agreements, as applicable, included as exhibits hereto, which are incorporated by reference herein.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger.  The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or CVS Caremark in the Company’s or CVS Caremark’s public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or CVS Caremark. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entering into the Merger Agreement, the Company and CVS Caremark entered into a letter agreement with John Wardle, the President of the Company’s Medicare Prescription Drug business, setting forth the terms of his continued employment with the Company or its successor following the Merger.  At the effective time of the Merger, this new employment arrangement will supersede and replace Mr. Wardle’s existing employment agreement with the Company and any and all equity award agreements pertaining to any equity awards he holds as of the effective time of the Merger.  The agreements set forth in the letter agreement will cease to apply if the effective time of the Merger does not occur prior to December 31, 2011.

Under Mr. Wardle’s new employment arrangement, the term of employment will begin at the effective time of the Merger and will end on December 31, 2012.  He will receive an annual base salary equal to $475,000 and be eligible for an annual performance-based bonus with a target at least equal to 100% of his annual base salary for 2011 and 2012.  His existing equity awards will be converted into a cash award of equivalent value as of the effective time of the Merger, with vesting and payment terms that are no less favorable than those established generally by the Company as of the effective time of the Merger for similar awards held by other senior executives of the Company.  In addition, Mr. Wardle will be awarded a CVS Caremark restricted stock unit grant. Beginning in 2013, subject to continued employment, Mr. Wardle will become eligible to receive equity awards consistent with similar executives of CVS Caremark.  If Mr. Wardle remains employed by the Company or its successor until December 31, 2012, he will be entitled to a retention bonus equal to the sum of his base salary and target bonus.

If Mr. Wardle’s employment is terminated on or before December 31, 2012, by the Company without “cause” or by Mr. Wardle for “good reason” (each as defined in the letter agreement), or after December 31, 2012 (other than by the Company for cause), he will be entitled to receive severance and other benefits provided for in the letter agreement. The letter agreement also provides for customary noncompetition, nonsolicitation and nondisclosure restrictive covenants.

The foregoing description of the letter agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the letter agreement included as an exhibit hereto, which is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA.  Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “project,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in the Company’s business and competitive strengths, all of which involve risks and uncertainties.  Where, in any forward-looking statement, the Company or its management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.  The Company’s actual results may differ materially from its expectations, plans or projections.  The Company warns you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond the Company’s ability to control or predict with accuracy and some of which it might not even anticipate.  These risks and uncertainties include:  the timing to consummate the Transactions; negative effects from the pendency of the Transactions; the risk that a condition to closing of the Transactions may not be satisfied; the risk that a regulatory approval that may be required for the Transactions is not obtained or is obtained subject to conditions that are not anticipated; the ability of the Company to timely receive the required approval of its shareholders; the risk that the Transactions do not occur for any other reason; the possibility that costs or difficulties related to the Separation of the Medicare Prescription Drug business will be greater than expected; the risks to Newco’s ability to effectively operate its businesses independently of the Medicare Prescription Drug business, including its ability to access sufficient sources of capital to fund its operations; the risks to Newco’s ability to retain and hire key personnel; the diversion of management time on Transaction-related issues and other risks described in the risk factor section of the Company’s SEC reports.  The Company gives no assurance that it will achieve its expectations and it does not assume responsibility for the accuracy and completeness of the forward-looking statements.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of its SEC reports.  The Company cautions readers not to place undue reliance on these forward-looking statements that speak only as of the date made.  All forward-looking statements included in this Current Report on Form 8-K (including information included or incorporated by reference herein) are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update or revise any such forward-looking statements.

Additional Information

In connection with the Transactions, Newco will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of Newco. The Company will mail the proxy statement/prospectus to its shareholders.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (sec.gov). You will also be able to obtain these documents, free of charge, when filed, from the Company’s website, www.UniversalAmerican.com, under the tab “Investors” and then under the tab “SEC Filings.”

The Company and its directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company shareholders in favor of the Merger and the Separation.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company shareholders in connection with the Transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC.  You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010.

(d)                    Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 30, 2010, by and among Universal American Corp., CVS Caremark Corporation and Ulysses Merger Sub, L.L.C.*
2.2	Separation Agreement, dated as of December 30, 2010, by and between Universal American Corp. and Ulysses Spin Corp.*
10.1	Letter Agreement, dated as of December 30, 2010, by and among CVS Caremark Corporation, Universal American Corp. and John Wardle.

*            Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 6, 2011

UNIVERSAL AMERICAN CORP.

	By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 30, 2010, by and among Universal American Corp., CVS Caremark Corporation and Ulysses Merger Sub, L.L.C.*
2.2	Separation Agreement, dated as of December 30, 2010, by and between Universal American Corp. and Ulysses Spin Corp.*
10.1	Letter Agreement, dated as of December 30, 2010, by and among CVS Caremark Corporation, Universal American Corp. and John Wardle.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.